Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2015 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.'s Annual Report on Form 10-K for the 52-week period ended February 1, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, BC
January 29, 2016